As filed with the Securities and Exchange Commission on January 31, 2007
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MARINEMAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	59-3496957
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
18167 U.S. Highway 19 North
Suite 300
Clearwater, Florida 33764
(Address of Principal Executive Offices)(Zip Code)

1998 Employee Stock Purchase Plan
(Full Title of the Plan)

William H. McGill Jr.
Chairman of the Board, President,
and Chief Executive Officer
18167 U.S. Highway 19 North, Suite 300
Clearwater, Florida 33764
(727) 531-1700
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:
Robert S. Kant, Esq.
Scott K. Weiss, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000
This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.
CALCULATION OF REGISTRATION FEE

Title of Securities To Be	Amount To Be	Proposed Maximum Offering	Proposed Maximum	Amount of
Registered	Registered (1)	Price Per Share (2)	Aggregate Offering Price(2)	Registration Fee
Common Stock, par value $0.001	250,000	$23.83	$5,957,500	$637.45

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of MarineMax, Inc.

(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of MarineMax, Inc. as quoted on the New York Stock Exchange on January 29, 2007.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 5
Exhibit 10.5(b)
Exhibit 23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     MarineMax, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Reg Nos. 333-63307 and 333-83332) as filed with the Securities and Exchange Commission (the “Commission”).
Item 8. Exhibits.

Exhibit
Number	Exhibit

5	Opinion and consent of Greenberg Traurig, LLP
10.5(b)	1998 Employee Stock Purchase Plan, as amended through December 2, 2004
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included on signature page of this Registration Statement)

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Clearwater, state of Florida, on this 30th day of January, 2007.

MARINEMAX, INC.
By:	/s/ William H. McGill Jr.
William H. McGill Jr., Chairman of the Board,
President, and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, William H. McGill Jr. and Michael H. McLamb and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ William H. McGill Jr. William H. McGill Jr.	Chairman of the Board, President, and Chief Executive Officer, (Principal Executive Officer)	January 30, 2007

/s/ Michael H. McLamb Michael H. McLamb	Executive Vice President, Chief Financial Officer, Secretary, and Director (Principal Accounting and Financial Officer)	January 30, 2007

/s/ Robert D. Basham Robert D. Basham	Director	January 30, 2007

/s/ Hilliard M. Eure III Hilliard M. Eure III	Director	January 30, 2007

/s/ John B. Furman John B. Furman	Director	January 30, 2007

/s/ Robert S. Kant Robert S. Kant	Director	January 30, 2007

/s/ Joseph A. Watters Joseph A. Watters	Director	January 30, 2007

/s/ Dean S. Woodman Dean S. Woodman	Director	January 30, 2007

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EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion and consent of Greenberg Traurig, LLP
10.5(b)	1998 Employee Stock Purchase Plan, as amended through December 2, 2004
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included on signature page of this Registration Statement)